UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2024

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 W 57th St, #33B
New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-6377

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 18, 2024, DarioHealth Corp. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The final voting results of the 2024 Annual Meeting are set forth below. Stockholders voted on the following proposals:

Proposal No. 1 — Election of Directors.

The stockholders elected the following directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

Director Name	For	Against	Abstain	Broker Non-Votes
Hila Karah	15,939,360	127,477	35,224	6,671,020

Dennis Matheis	15,823,755	243,082	35,224	6,671,020

Dennis M. McGrath	15,864,338	201,911	35,812	6,671,020

Erez Raphael	15,936,730	129,564	35,767	6,671,020

Yoav Shaked	15,861,165	205,129	35,767	6,671,020

Jon Kaplan	15,871,746	195,090	35,225	6,671,020

Adam K. Stern	15,913,677	143,403	44,981	6,671,020

Proposal No. 2 — Ratification of Auditors.

The stockholders ratified the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. The votes were as follows (including shares of preferred stock eligible to vote, on an as converted basis):

For	Against	Abstain
22,649,674	106,250	17,517

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2024	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary